EXHIBIT 5.1
               OPINION OF BILZIN SUMBERG DUNN PRICE & AXELROD LLP

             [LETTERHEAD OF BILZIN SUMBERG DUNN PRICE & AXELROD LLP]

                                                              April 28, 2000

Omega Research, Inc.
8700 West Flagler Street
Suite 250
Miami, Florida 33174

         Re: Omega Research, Inc. Registration Statement on Form S-3 for 1,999,995 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as counsel to Omega Research, Inc., a Florida corporation ("Omega Research"), in connection with the registration of 1,999,995 shares of Omega Research's common stock (the "Shares"), as described in Omega Research's Registration Statement on Form S-3 ("Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

         This opinion is being furnished in accordance with the requirements of
Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed Omega Research's charter documents and the corporate proceedings taken by Omega Research in connection with the original issuance and sale of the Shares, the Articles of Merger dated October 25, 1999 and filed on October 26, 1999 with the Secretary of State of the State of Texas, and such other documents as we have deemed relevant. Based on such review and assuming the Registration Statement becomes effective and remains effective, and all applicable state and federal laws are complied with, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Omega Research or the Shares.

                                       Very truly yours,
                                       /s/ Bilzin Sumberg Dunn Price & Axelrod
                                       BILZIN SUMBERG DUNN PRICE & AXELROD LLP